CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated, March 30, 2016 on the 2015 and 2014 consolidated financial statements included in the Annual Report of Tetridyn Solutions, Inc. on Form 10-K for each of the years in the two-year period ended December 31, 2015.  We hereby consent to the incorporation by reference of said report in the Registration Statement of Tetridyn Solutions, Inc. on Form S-8 (File No. 033-19411-C).

/s/ Liggett & Webb, P.A.

LIGGETT & WEBB, P.A.
Certified Public Accountants
Boynton Beach, Florida
April 6, 2016